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                                                                     EXHIBIT 2.1


                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (THE "AGREEMENT") DATED THIS 27TH DAY OF AUGUST, 2001, AND EFFECTIVE AS OF THE EFFECTIVE DATE, BY AND BETWEEN IMC GLOBAL INC., A DELAWARE CORPORATION WHOSE ADDRESS IS 100 SOUTH SAUNDERS ROAD, SUITE 300, LAKE FOREST, ILLINOIS 60045- 2581 ( "SELLER") AND TEXAS STANDARD OIL COMPANY, A TEXAS CORPORATION WHOSE ADDRESS IS 6371 RICHMOND AVE., SUITE 100, HOUSTON, TEXAS 77057 ("PURCHASER").

                                R E C I T A L S:

         WHEREAS, SELLER OWNS CERTAIN LEASEHOLD INTERESTS AND ASSOCIATED RIGHTS (COLLECTIVELY, THE "INTERESTS") IN AND WITH RESPECT TO OIL AND GAS PROPERTIES LOCATED IN FEDERAL WATERS OFFSHORE TEXAS AND LOUISIANA, MORE PARTICULARLY DESCRIBED ON EXHIBIT A ATTACHED HERETO ("SUBJECT PROPERTIES"); AND

         WHEREAS, SELLER DESIRES TO SELL AND PURCHASER DESIRES TO PURCHASE THE INTERESTS (BUT EXCLUDING THE EXCESS CLASS A COSTS AS DEFINED IN THAT CERTAIN OVERRIDING ROYALTY CONVEYANCE DATED SEPTEMBER 28, 1983, FROM MCMORAN-FREEPORT OIL COMPANY TO MCMORAN OIL & GAS CO.) ON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THIS AGREEMENT;

         NOW, THEREFORE, THE PARTIES HERETO INTENDING TO BE MUTUALLY BOUND DO HEREBY COVENANT AND AGREE AS FOLLOWS:

                          I. AGREEMENT TO BUY AND SELL

         1.1 SALE AND PURCHASE OF THE INTERESTS. IN CONSIDERATION OF THE PURCHASE PRICE, AS HEREAFTER DEFINED, AND THE MUTUAL PROMISES AND COVENANTS CONTAINED IN THIS AGREEMENT, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED BY BOTH PARTIES, SELLER AGREES TO SELL AND PURCHASER AGREES TO BUY, SUBJECT TO THE TERMS, CONDITIONS, REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, ONE HUNDRED PERCENT (100%) OF THE INTERESTS, INCLUDING THE FOLLOWING CONSTITUENT ELEMENTS THEREOF:

         (a) UNDIVIDED INTERESTS OF SELLER IN AND TO THOSE CERTAIN OIL AND GAS LEASES DESCRIBED ON EXHIBIT A ("LEASES") AND ALL SELLER'S RIGHTS WITH RESPECT TO POOLED, UNITIZED OR COMMUNITIZED ACREAGE RELATING TO THE SUBJECT PROPERTIES TOGETHER WITH SELLER'S RIGHTS, TITLE, INTERESTS, TENEMENTS, HEREDITAMENTS, APPURTENANCES, BENEFITS, EASEMENTS, PERMITS, LICENSES, SERVITUDES, RIGHTS-OF-WAY AND PRIVILEGES ATTRIBUTABLE THERETO;


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         (b)      UNDIVIDED INTERESTS OF SELLER IN AND TO THE OIL, CONDENSATE OR
                  NATURAL GAS WELL(S), WATER SOURCES WELL(S), AND WATER OR OTHER TYPES OF INJECTION WELL(s) LOCATED ON THE SUBJECT PROPERTIES, WHETHER PRODUCING, OPERATING, SHUT-IN OR TEMPORARILY ABANDONED (COLLECTIVELY, THE "WELLS") ON AND AFTER THE EFFECTIVE DATE.

         (c) UNDIVIDED INTERESTS OF SELLER IN THE SEVERED CRUDE OIL, NATURAL GAS, CASINGHEAD GAS, DRIP GASOLINE, NATURAL GASOLINE, PETROLEUM, NATURAL GAS LIQUIDS, CONDENSATE, PRODUCTS, LIQUIDS AND OTHER HYDROCARBONS AND OTHER MINERALS OR MATERIALS OF EVERY KIND AND DESCRIPTION PRODUCED FROM THE SUBJECT PROPERTIES ON AND AFTER THE EFFECTIVE DATE (COLLECTIVELY, THE "SUBSTANCES").

         (d) UNDIVIDED INTERESTS OF SELLER IN AND TO PHYSICAL FACILITIES OR INTERESTS THEREIN, INCLUDING WELL PROTECTOR, PLATFORM, PIPELINE, GATHERING LINES, EQUIPMENT AND FIXTURES OF EVERY TYPE AND DESCRIPTION TO THE EXTENT THAT THE SAME ARE USED OR HELD FOR USE IN CONNECTION WITH OWNERSHIP OF THE SUBJECT PROPERTIES, WHETHER OR NOT LOCATED THEREON, INCLUDING, WITHOUT LIMITATION, ALL CASING AND TUBULAR EQUIPMENT IN THE WELLS.

         (e) UNDIVIDED INTERESTS OF SELLER IN EASEMENTS, PRIVILEGES, RIGHTS-OF-WAY AGREEMENTS, LICENSES OR OTHER AGREEMENTS RELATING TO THE USE OR OWNERSHIP OF THE SUBJECT PROPERTIES.

         (f) THE (i) LEASE AND LAND FILES, FILINGS WITH REGULATORY AGENCIES, OTHER DOCUMENTS AND INSTRUMENTS THAT RELATE TO THE INTERESTS IN SELLER'S POSSESSION; (ii) PRODUCTION AND OTHER TECHNICAL DATA OWNED BY SELLER AND RELATED TO THE INTERESTS EXCEPT TO THE EXTENT TRANSFER OF SAME IS RESTRICTED OR PROHIBITED BY AGREEMENT WITH A THIRD PARTY; AND (iii) ALL OTHER BOOKS, RECORDS AND FILES CONTAINING FINANCIAL, TITLE AND RELATED INFORMATION IN SELLER'S POSSESSION WITH RESPECT TO THE FOREGOING.

         (g) UNDIVIDED INTERESTS OF SELLER IN CONTRACTS, COMMITMENTS, AGREEMENTS AND ARRANGEMENTS THAT IN ANY WAY RELATE TO THE INTERESTS FOR ANY PERIOD OF TIME AFTER THE EFFECTIVE DATE ("AGREEMENTS"), INCLUDING PRODUCTION, STORAGE, TREATMENT, TRANSPORTATION, PROCESSING, PURCHASE, SALE OR OTHER DISPOSAL OF SUBSTANCES, AND ALL AMENDMENTS, RATIFICATIONS OR EXTENSIONS OF THE FOREGOING TOGETHER WITH SELLER'S UNEXERCISED RIGHTS REGARDING THE INTERESTS IN WEST CAMERON BLOCK 498, AS OF THE CLOSING DATE, IF ANY, TO AUDIT THE RECORDS OF ANY PARTY THERETO AND RECEIVE REFUNDS OF ANY NATURE THEREUNDER RELATING TO PERIODS ON OR AFTER THE EFFECTIVE DATE.


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         (h)      UNDIVIDED INTERESTS OF SELLER IN (i) ACCOUNTS, INSTRUMENTS AND
                  GENERAL INTANGIBLES (AS SUCH TERMS ARE DEFINED IN THE UNIFORM COMMERCIAL CODE OF THE STATE OF TEXAS ATTRIBUTABLE TO ANY OF THE INTERESTS WITH RESPECT TO ANY PERIOD OF TIME ON OR AFTER THE EFFECTIVE DATE) AND (ii) LIENS AND SECURITY INTERESTS, WHETHER EXPRESS OR INCHOATE, UNDER ANY LAW, RULE OR REGULATION OR UNDER THE CONTRACTS DESCRIBED IN PARAGRAPH 1.1.g ARISING FROM OWNERSHIP, OPERATION OR SALE OR OTHER DISPOSITION OF THE SUBJECT PROPERTIES ON OR AFTER THE EFFECTIVE DATE.

         1.2 ASSUMPTION OF OBLIGATIONS. SALE AND PURCHASE OF THE INTERESTS SHALL BE SUBJECT TO, AND PURCHASER SHALL UNCONDITIONALLY ASSUME, THE TERMS, CONDITIONS AND OBLIGATIONS OF ALL APPLICABLE AND VALID AGREEMENTS, OIL AND GAS SALES CONTRACTS, PROCESSING AGREEMENTS, EASEMENTS AND RIGHTS-OF-WAY, EXISTING LEASE BURDENS (INCLUDING, BUT NOT LIMITED TO, ROYALTIES OR SIMILAR BURDENS AND PLUGGING AND ABANDONMENT LIABILITIES ATTRIBUTABLE TO THE INTERESTS) AND DUTIES IMPOSED ON SELLER BY GOVERNMENTAL REGULATION, INCLUDING BUT NOT LIMITED TO THAT CERTAIN OFFSHORE OPERATING AGREEMENT BETWEEN TRANSCO EXPLORATION COMPANY, AS OPERATOR, AND THE SUPERIOR OIL COMPANY, ET AL., AS NON-OPERATORS, DATED AUGUST 1, 1977, COVERING BLOCK 498, WEST CAMERON AREA, SOUTH ADDITION, OFFSHORE LOUISIANA. OFFSHORE OPERATING AGREEMENT BETWEEN TRANSCO EXPLORATION COMPANY, AS OPERATOR, AND THE SUPERIOR OIL COMPANY, ET. AL., AS NON-OPERATORS, DATED JANUARY 3, 1977, COVERING THE N1/2 OF BLOCK 34, WEST DELTA AREA, OFFSHORE LOUISIANA, AS AMENDED BY LETTER AMENDMENT DATED MARCH 2, 1995; AND OFFSHORE OPERATING AGREEMENT BETWEEN TRANSCO EXPLORATION COMPANY, AS OPERATOR, AND ENERGY DEVELOPMENT CORPORATION, ET. AL., AS NON-OPERATORS, DATED MARCH 1, 1979, COVERING BLOCK A-552, HIGH ISLAND AREA, SOUTH EXTENSION, OFFSHORE LOUISIANA.

         1.3 EARNEST MONEY. CONTEMPORANEOUSLY WITH THE SIGNING OF THIS AGREEMENT, PURCHASER SHALL PAY TO SELLER IN CASH OR BY WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS TO AN ACCOUNT DESIGNATED BY SELLER AS EARNEST MONEY THE SUM OF ONE HUNDRED TEN THOUSAND DOLLARS ($110,000) (THE "EARNEST MONEY"). IN THE EVENT THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT IS CLOSED, THE EARNEST MONEY SHALL BE APPLIED TO THE PURCHASE PRICE AT CLOSING. IN THE EVENT THIS AGREEMENT IS TERMINATED OR THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT IS NOT CLOSED FOR ANY REASON OTHER THAN PURCHASER'S SOLE AND EXCLUSIVE DEFAULT UNDER THE TERMS OF THIS AGREEMENT, SELLER SHALL BE LIABLE FOR AND SHALL IMMEDIATELY REPAY THE EARNEST MONEY TO PURCHASER.

                              II. PURCHASE AND SALE

         2.1 TRANSFER OF THE PROPERTIES. SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, NO LATER THAN OCTOBER 15, 2001 ("CLOSING DATE") SELLER SHALL SELL AND PURCHASER SHALL PURCHASE AND PAY THE PURCHASE PRICE, AS ADJUSTED HEREUNDER, FOR THE INTERESTS EFFECTIVE AS OF 7:00 A.M., CENTRAL TIME, JANUARY 1, 2001 (THE "EFFECTIVE DATE").


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         2.2 PURCHASE PRICE. IN CONSIDERATION FOR THE SALE OF THE INTERESTS, THE
PURCHASER SHALL PAY TO SELLER ON THE CLOSING DATE ONE MILLION ONE HUNDRED THOUSAND DOLLARS ($1,100,000.00) IN CASH OR BY WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS TO AN ACCOUNT DESIGNATED BY SELLER, SUBJECT TO THE ADJUSTMENTS REFERRED TO IN SECTION 2.3 AND THE EARNEST MONEY DEFINED IN SECTION 1.4(a) (THE "PURCHASE PRICE").

         2.3 DETERMINATION OF PURCHASE PRICE ADJUSTMENTS. AT OR IN CONNECTION WITH THE CLOSING, THE FOLLOWING ACCOUNTING SHALL BE EFFECTED BETWEEN SELLER AND
PURCHASER:

                  (a) DURING THE PERIOD BETWEEN THE EFFECTIVE DATE AND THE CLOSING DATE, SELLER SHALL RETAIN ALL PROCEEDS FROM SALE OF SELLER'S INTEREST IN SUBSTANCES AND SHALL PAY ALL CAPITAL AND OPERATING COSTS INCURRED IN CONNECTION WITH THE INTERESTS. THE PROCEEDS OF ALL SUBSTANCES SOLD PRIOR TO THE EFFECTIVE DATE (IRRESPECTIVE OF WHETHER PAYMENT THEREFOR HAS BEEN MADE OR RECEIVED ON OR BEFORE THAT DATE) SHALL BE AND REMAIN THE PROPERTY OF SELLER. OIL ABOVE THE PIPELINE CONNECTION AT 7:00 A.M., LOCAL TIME, ON THE EFFECTIVE DATE SHALL BE CONSIDERED TO HAVE BEEN PRODUCED PRIOR TO THE EFFECTIVE DATE. PURCHASER SHALL BE (i) CREDITED WITH THE PROCEEDS OF SUBSTANCES SOLD DURING THE PERIOD FROM THE EFFECTIVE DATE TO THE CLOSING DATE ("REVENUES") AND
         (ii) CHARGED WITH ALL CAPITAL AND OPERATING COSTS INCURRED IN CONNECTION WITH THE INTERESTS (INCLUDING WITHOUT LIMITATION DELAY RENTALS AND SHUT-IN PAYMENTS AND OVERRIDING ROYALTIES (BUT NOT INCLUDING ANY AMOUNT THAT WOULD OTHERWISE BE PAYABLE BY VIRTUE OF THE OVERRIDING ROYALTY CONVEYANCE, ALL OF WHICH OBLIGATIONS SHALL BE IGNORED AS EXPENDITURES IN CALCULATING THE PURCHASE PRICE ADJUSTMENTS), ROYALTIES AND OTHER PAYMENTS IN RESPECT OF SUBSTANCES AND PRODUCTION, SEVERANCE AND SALES TAXES TO THE EXTENT NOT PREVIOUSLY DEDUCTED FROM REVENUES) DURING THE PERIOD FROM THE EFFECTIVE DATE TO THE CLOSING DATE; AND ALL AUDIT ADJUSTMENTS IN SELLER'S FAVOR, IF ANY, RELATING TO PERIODS PRIOR TO THE EFFECTIVE DATE WHICH HAVE BEEN AGREED TO IN WRITING BY THE CONCERNED PARTIES AND WHICH REMAIN UNPAID AT THE CLOSING DATE (IN WHICH EVENT SUCH AMOUNTS SHALL THEN BE DEEMED TO BE ASSIGNED TO AND BE THE PROPERTY OF PURCHASER. ("EXPENDITURES")).

                  (b) PRIOR TO THE CLOSING DATE, SELLER SHALL CAUSE TO BE PREPARED AN UNAUDITED SETTLEMENT STATEMENT (THE "PRELIMINARY SETTLEMENT STATEMENT") SETTING FORTH, INTER ALIA, AN ESTIMATE OF REVENUES AND EXPENDITURES. THE PURCHASE PRICE SHALL BE INCREASED BY THE DOLLAR AMOUNT, IF ANY, BY WHICH EXPENDITURES EXCEED REVENUES OR DECREASED BY THE DOLLAR AMOUNT, IF ANY, BY WHICH REVENUES EXCEED EXPENDITURES, IN EACH INSTANCE AS REFLECTED IN THE PRELIMINARY SETTLEMENT STATEMENT. PURCHASER SHALL PAY TO SELLER, AT CLOSING, THE PURCHASE PRICE AS ADJUSTED IN ACCORDANCE WITH SUBSECTIONS (b), (d) AND (e)


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         OF THIS SECTION 2.3. ALL SUCH ADJUSTMENTS, TOGETHER WITH THE PURCHASE
         PRICE AS SO ADJUSTED, SHALL BE SET FORTH IN THE PRELIMINARY SETTLEMENT STATEMENT.

                  (c) AS SOON AS PRACTICABLE AFTER THE CLOSING DATE, BUT NOT LATER THAN NINETY (90) DAYS THEREAFTER, SELLER AND PURCHASER SHALL AGREE ON A STATEMENT (THE "FINAL SETTLEMENT STATEMENT"), PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, DEFINITIVELY SETTING FORTH EACH CONSTITUENT INCREASE OR DECREASE IN THE PURCHASE PRICE AS THE SAME SHALL THERETOFORE HAVE BEEN ADJUSTED AT THE CLOSING IN ACCORDANCE WITH THIS SECTION 2.3 AND SHOWING THE CALCULATION THEREOF. IF THE PURCHASE PRICE AS ADJUSTED IN ACCORDANCE WITH THE FINAL SETTLEMENT STATEMENT DIFFERS FROM THE PURCHASE PRICE AS ADJUSTED IN ACCORDANCE WITH THE PRELIMINARY SETTLEMENT STATEMENT AND REVEALS THAT EITHER PARTY OWES A SUM OF MONEY TO THE OTHER, THE OBLIGATED PARTY SHALL PROMPTLY PAY THE OTHER PARTY SUCH SUM BY CASHIER'S OR CERTIFIED CHECK OR OTHER GUARANTEED FUNDS.

                  (d) AD VALOREM TAXES, IF ANY, ASSESSED IN THE JURISDICTION(S) IN WHICH THE SUBJECT PROPERTIES ARE LOCATED ARE PAYABLE IN ARREARS, AND SUCH TAXES SHALL BE INCLUDED IN THE PRELIMINARY SETTLEMENT STATEMENT AND THE FINAL SETTLEMENT STATEMENT ON A PRORATED BASIS BASED ON PRIOR YEAR TAXES OR CURRENT YEAR TAXES, RESPECTIVELY.

                  (e) ALL CHARGES PREPAID BY SELLER AND APPLICABLE TO PERIODS FOLLOWING THE EFFECTIVE DATE, INCLUDING WITHOUT LIMITATION PREPAID RENTALS OR ROYALTIES PAID UNDER THE LEASES OR ANY AGREEMENTS FOR PERIODS SUBSEQUENT TO THE EFFECTIVE DATE SHALL BE PRORATED AS OF THE EFFECTIVE DATE AND THE PRO RATA SHARE OF PURCHASER SHALL BE INCLUDED IN THE ACCOUNTING FOR ADJUSTMENT AS AN INCREASE TO THE PURCHASE PRICE.

                  (f) PURCHASER SHALL PAY ALL SALES, USE OR TRANSFER TAXES THAT MAY BE OR BECOME DUE ON ACCOUNT OF THE SALE AND PURCHASE OF THE INTERESTS AS PROVIDED HEREIN.

                         III. REPRESENTATIONS OF SELLER

         SELLER REPRESENTS AND WARRANTS TO PURCHASER THAT:

         3.1 EXISTENCE. SELLER IS A CORPORATION DULY ORGANIZED, VALIDLY EXISTING AND IN GOOD STANDING UNDER THE LAWS OF THE STATE OF DELAWARE, AND IS DULY QUALIFIED TO CARRY ON ITS BUSINESS IN THE STATE OF DELAWARE.

         3.2 POWER. SELLER HAS THE CORPORATE POWER TO ENTER INTO AND PERFORM THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SUBJECT TO RIGHTS TO CONSENT BY, REQUIRED NOTICES TO,


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AND FILINGS WITH OR OTHER ACTIONS BY GOVERNMENTAL ENTITIES WHERE THE SAME ARE
CUSTOMARILY OBTAINED SUBSEQUENT TO THE ASSIGNMENT OF OIL AND GAS INTERESTS AND LEASES. THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT BY SELLER, AND THE TRANSACTIONS CONTEMPLATED HEREBY, WILL NOT VIOLATE (i) ANY PROVISION OF THE CERTIFICATES OF INCORPORATION OR BYLAWS OF SELLER, (ii) ANY MATERIAL AGREEMENT OR INSTRUMENT TO WHICH SELLER IS A PARTY OR BY WHICH SELLER IS BOUND, (III) ANY JUDGMENT, ORDER, RULING, OR DECREE APPLICABLE TO SELLER AS A PARTY IN INTEREST, OR (IV) ANY LAW, RULE OR REGULATION APPLICABLE TO SELLER.

         3.3 AUTHORIZATION. THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY HAVE BEEN DULY AND VALIDLY AUTHORIZED BY ALL REQUISITE CORPORATE ACTION ON THE PART OF SELLER. THIS AGREEMENT HAS BEEN DULY EXECUTED AND DELIVERED ON BEHALF OF SELLER, AND AT THE CLOSING ALL DOCUMENTS AND INSTRUMENTS REQUIRED HEREUNDER TO BE EXECUTED AND DELIVERED BY SELLER SHALL HAVE BEEN DULY EXECUTED AND DELIVERED. THIS AGREEMENT DOES, AND SUCH DOCUMENTS AND INSTRUMENTS SHALL, CONSTITUTE LEGAL, VALID AND BINDING OBLIGATIONS OF SELLER ENFORCEABLE IN ACCORDANCE WITH THEIR TERMS, SUBJECT, HOWEVER, TO THE EFFECT OF BANKRUPTCY, INSOLVENCY, REORGANIZATION, MORATORIUM AND SIMILAR LAWS FROM TIME TO TIME IN EFFECT RELATING TO THE RIGHTS AND REMEDIES OF CREDITORS, AS WELL AS TO GENERAL PRINCIPLES OF EQUITY (REGARDLESS OF WHETHER SUCH ENFORCEABILITY IS CONSIDERED IN A PROCEEDING IN EQUITY OR AT LAW).

         3.4 BROKER. SELLER HAS NOT INCURRED ANY LIABILITY, CONTINGENT OR OTHERWISE, FOR BROKER'S OR FINDER'S FEES RELATING TO THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

         3.5 LITIGATION. THERE IS NO LITIGATION OR PROCEEDING PENDING OR, TO SELLER'S KNOWLEDGE THREATENED, OR ANY ORDER, INJUNCTION OR DECREE OUTSTANDING, AGAINST OR RELATING TO SELLER OR THE INTERESTS THAT, IF ADVERSELY DETERMINED, WOULD HAVE A MATERIAL ADVERSE EFFECT UPON THE INTERESTS; AND, TO SELLER'S KNOWLEDGE, (i) SELLER IS NOT IN VIOLATION OF ANY APPLICABLE LAW, REGULATION, ORDINANCE, OR ANY OTHER APPLICABLE REQUIREMENT OF ANY GOVERNMENTAL BODY OR COURT, WHICH VIOLATION WOULD HAVE A MATERIAL ADVERSE EFFECT UPON THE INTERESTS, AND (ii) NO NOTICE HAS BEEN RECEIVED BY SELLER ALLEGING ANY SUCH VIOLATION.

         3.6 PREFERENTIAL RIGHTS. NO PERSON HAS ANY RIGHT TO ACQUIRE, RIGHT TO EARN AN INTEREST OR OPERATING RIGHT, OR ANY CALL UPON, OPTION OR PREFERENTIAL RIGHT TO PURCHASE OR SIMILAR RIGHTS IN OR WITH RESPECT TO THE INTERESTS OR SUBSTANCES PRODUCED THEREFROM.

         3.7  INTERESTS.  TO THE KNOWLEDGE OF SELLER:

         (a) THE LEASES ARE IN FULL FORCE AND EFFECT, ARE VALID AND SUBSISTING, AND COVER THE ENTIRE ESTATES THEY PURPORT TO COVER.


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         (b)      SELLER IS NOT IN DEFAULT UNDER ANY AGREEMENT PERTAINING TO THE
                  INTERESTS.

         (c) ALL ROYALTIES, RENTALS, AND OTHER PAYMENTS DUE UNDER THE LEASES HAVE BEEN PROPERLY AND TIMELY PAID, AND ALL CONDITIONS NECESSARY TO KEEP THE LEASES IN FORCE HAVE BEEN FULLY PERFORMED.

         (d) SELLER IS NOT OBLIGATED, BY VIRTUE OF ANY PREPAYMENT ARRANGEMENT, TAKE-OR-PAY ARRANGEMENT, PRODUCTION PAYMENT, OR OTHER SIMILAR ARRANGEMENT TO DELIVER SUBSTANCES PRODUCED FROM OR WITH RESPECT TO THE INTERESTS AT SOME FUTURE TIME WITHOUT THEN OR THEREAFTER RECEIVING FULL PAYMENT THEREFOR.

         (e) ALL AD VALOREM, PROPERTY, PRODUCTION, SEVERANCE, EXCISE, AND SIMILAR TAXES AND ASSESSMENTS BASED ON OR MEASURED BY THE OWNERSHIP OF PROPERTY OR THE PRODUCTION OF HYDROCARBONS OR THE RECEIPT OF PROCEEDS THEREFROM ON OR WITH RESPECT TO THE INTERESTS THAT HAVE BECOME DUE AND PAYABLE HAVE BEEN PROPERLY AND TIMELY PAID.

         (f) THE INTERESTS ENTITLE SELLER TO OWNERSHIP RIGHTS COEXTENSIVE WITH THE UNDIVIDED INTERESTS SET FORTH IN EXHIBIT A, AS "NET REVENUE INTERESTS," WITH RESPECT TO THE ITEMS DESCRIBED IN SUBSECTIONS (a)-(e), (g) AND (h) OF SECTION 1.1 HEREOF. SELLER'S OBLIGATION TO BEAR COSTS AND EXPENSES RELATING THERETO, INCLUDING WITHOUT LIMITATION THE PLUGGING, ABANDONMENT, AND SALVAGE OF THE WELLS, IS NOT GREATER THAN THE "OPERATING INTERESTS" ALSO SET FORTH IN EXHIBIT A.

         (g) SELLER IS CURRENTLY RECEIVING FROM ALL PURCHASERS OF SUBSTANCES IN RESPECT OF THE INTERESTS AMOUNTS AT LEAST EQUAL TO THOSE DETERMINED IN ACCORDANCE WITH THE "NET REVENUE INTERESTS" SET FORTH IN EXHIBIT A WITHOUT SUSPENSE OR ANY INDEMNITY OTHER THAN STANDARD DIVISION ORDER WARRANTIES. SELLER IS PAYING THE OPERATORS OF THE SUBJECT PROPERTIES IN RESPECT OF THE INTERESTS AMOUNTS NO GREATER THAN THOSE DETERMINED IN ACCORDANCE WITH THE "OPERATING INTERESTS" SET FORTH IN EXHIBIT A, AND SELLER HAS PAID ON A CURRENT BASIS ALL COSTS AND EXPENSES IN RESPECT OF THE INTERESTS PERTAINING TO DEVELOPMENT AND OPERATION OF THE SUBJECT PROPERTIES.

         (h) ALL LAWS, RULES, REGULATIONS, ORDINANCES, AND ORDERS OF ALL LOCAL, TRIBAL, STATE, AND FEDERAL GOVERNMENTAL BODIES, AUTHORITIES, AND AGENCIES HAVING JURISDICTION OVER THE SUBJECT PROPERTIES HAVE BEEN COMPLIED WITH.

         (i) EXCEPT AS SET FORTH ON EXHIBIT A, NONE OF THE SUBJECT PROPERTIES IS EITHER OVERPRODUCED OR UNDERPRODUCED IN NATURAL GAS UNDER ANY GAS BALANCING AGREEMENT OR GAS STORAGE AGREEMENT OR IN REGARD TO ANY WELL, POOLING UNIT OR UNITIZED AREA WITHOUT SUCH AN AGREEMENT.

                        IV. REPRESENTATIONS OF PURCHASER

         PURCHASER REPRESENTS AND WARRANTS TO SELLER THAT:

         4.1 EXISTENCE. PURCHASER IS A CORPORATION DULY ORGANIZED, VALIDLY EXISTING AND IN GOOD STANDING UNDER THE LAWS OF THE STATE OF TEXAS, AND IS DULY QUALIFIED TO CARRY ON ITS BUSINESS IN THE STATE OF TEXAS.

         4.2 POWER. PURCHASER HAS THE CORPORATE POWER TO ENTER INTO AND PERFORM THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SUBJECT TO RIGHTS TO CONSENT BY, REQUIRED NOTICES TO, AND FILINGS WITH OR OTHER ACTIONS BY GOVERNMENTAL ENTITIES WHERE THE SAME ARE CUSTOMARILY OBTAINED SUBSEQUENT TO THE ASSIGNMENT OF OIL AND GAS INTERESTS AND LEASES. THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT BY PURCHASER, AND THE TRANSACTIONS CONTEMPLATED HEREBY, WILL NOT VIOLATE (i) ANY PROVISION OF THE CERTIFICATES OF INCORPORATION OR BYLAWS OF PURCHASER, (ii) ANY MATERIAL AGREEMENT OR INSTRUMENT TO WHICH PURCHASER IS A PARTY OR BY WHICH PURCHASER IS BOUND, (iii) ANY JUDGMENT, ORDER, RULING, OR DECREE APPLICABLE TO PURCHASER AS A PARTY IN INTEREST, OR (iv) ANY LAW, RULE OR REGULATION APPLICABLE TO PURCHASER.

         4.3 AUTHORIZATION. THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY HAVE BEEN DULY AND VALIDLY AUTHORIZED BY ALL REQUISITE CORPORATE ACTION ON THE PART OF PURCHASER. THIS AGREEMENT HAS BEEN DULY EXECUTED AND DELIVERED ON BEHALF OF PURCHASER, AND AT THE CLOSING ALL DOCUMENTS AND INSTRUMENTS REQUIRED HEREUNDER TO BE EXECUTED AND DELIVERED BY PURCHASER SHALL HAVE BEEN DULY EXECUTED AND DELIVERED. THIS AGREEMENT DOES, AND SUCH DOCUMENTS AND INSTRUMENTS SHALL, CONSTITUTE LEGAL, VALID AND BINDING OBLIGATIONS OF PURCHASER ENFORCEABLE IN ACCORDANCE WITH THEIR TERMS, SUBJECT, HOWEVER, TO THE EFFECT OF BANKRUPTCY, INSOLVENCY, REORGANIZATION, MORATORIUM AND SIMILAR LAWS FROM TIME TO TIME IN EFFECT RELATING TO THE RIGHTS AND REMEDIES OF CREDITORS, AS WELL AS TO GENERAL PRINCIPLES OF EQUITY (REGARDLESS OF WHETHER SUCH ENFORCEABILITY IS CONSIDERED IN A PROCEEDING IN EQUITY OR AT LAW).

         4.4 INDEPENDENT EVALUATION AND REVIEW. PURCHASER IS AN EXPERIENCED AND KNOWLEDGEABLE INVESTOR IN THE OIL AND GAS BUSINESS. PURCHASER ACKNOWLEDGES THAT, OTHER THAN AS EXPRESSLY SET OUT IN THIS AGREEMENT, SELLER HAS MADE NO REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION SUPPLIED TO PURCHASER OR AS TO TITLE TO THE


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
INTERESTS OR THE SUBJECT PROPERTIES. IN ENTERING INTO AND PERFORMING THIS AGREEMENT, PURCHASER HAS RELIED AND WILL RELY SOLELY UPON ITS INDEPENDENT INVESTIGATION OF, AND JUDGMENT WITH RESPECT TO, THE INTERESTS AND THE SUBJECT PROPERTIES, THEIR CONDITION, VALUE AND SELLER'S TITLE THERETO.

         4.5 FURTHER DISTRIBUTION. PURCHASER IS ACQUIRING THE INTERESTS FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO, OR FOR OFFER OR RESALE IN CONNECTION WITH, A DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PERTAINING THERETO.

         4.6 BROKERS. PURCHASER HAS INCURRED NO LIABILITY, CONTINGENT OR OTHERWISE, FOR BROKER'S OR FINDER'S FEES RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

         4.7 LITIGATION. THERE IS NO LITIGATION OR OTHER PROCEEDING PENDING, OR TO PURCHASER'S KNOWLEDGE THREATENED, OR ANY ORDER, INJUNCTION OR DECREE OUTSTANDING AGAINST OR RELATING TO PURCHASER WHICH WOULD PREVENT PURCHASER FROM ENTERING INTO THIS AGREEMENT.

                           V. PRE-CLOSING TRANSACTIONS

         5.1  OPERATION OF THE PROPERTIES PENDING THE CLOSING DATE.

         (a) PRIOR TO THE CLOSING DATE, SELLER AGREES, UNLESS SUCH AGREEMENT IS SPECIFICALLY WAIVED BY PURCHASER IN WRITING: (i) ONLY WITH RESPECT TO THE SUBJECT PROPERTIES, IF ANY, THAT IT OPERATES, TO MAINTAIN AND OPERATE THE SAME IN GOOD AND WORKMANLIKE MANNER AND IN SUBSTANTIALLY THE SAME MANNER AS SELLER HAS HERETOFORE OPERATED THE SAME; (ii) PAY TIMELY ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH; (iii) NOT ENTER INTO ANY MATERIAL NEW AGREEMENTS OR AMEND OR TERMINATE ANY MATERIAL EXISTING AGREEMENTS RELATING THERETO; (iv) NOT ENCUMBER, SELL, OR OTHERWISE DISPOSE OF ANY OF THE SUBJECT PROPERTIES OTHER THAN IN THE ORDINARY COURSE OF BUSINESS; (v) NOT ABANDON ANY WELL INCLUDED IN THE SUBJECT PROPERTIES OR RELEASE OR ABANDON ANY PORTION OF THE LEASES INCLUDED THEREIN;
                  (vi) NOT WAIVE, COMPROMISE OR SETTLE ANY MATERIAL RIGHT OR CLAIM THAT WOULD MATERIALLY ADVERSELY AFFECT THE OWNERSHIP OR OPERATION OF THE SUBJECT PROPERTIES AFTER THE CLOSING DATE;
                  (vii) MAINTAIN INSURANCE NOW IN FORCE WITH RESPECT TO THE SUBJECT PROPERTIES; AND (viii) USE REASONABLE EFFORTS TO CAUSE THE LEASES AND AGREEMENTS TO BE KEPT IN FULL FORCE AND EFFECT AND PERFORM AND COMPLY WITH ALL OF THE MATERIAL COVENANTS AND CONDITIONS CONTAINED IN SAME. SELLER SHALL AFFORD PURCHASER AND ITS REPRESENTATIVES ACCESS TO THE SUBJECT PROPERTIES OPERATED BY SELLER, IF ANY, ALL AT PURCHASER'S RISK AND EXPENSE.

         (b) SELLER SHALL NOT PROPOSE ANY OPERATION UNDER THE TERMS OF ANY APPLICABLE OPERATING AGREEMENT AFTER THE DATE OF THIS AGREEMENT. IN CONNECTION WITH ANY OPERATION PROPOSED BY A PARTY OTHER THAN SELLER, SELLER SHALL FURNISH PURCHASER ANY DATA AND OTHER INFORMATION FURNISHED TO SELLER UNDER ANY SUCH OPERATING AGREEMENT BY THE PARTY PROPOSING SUCH OPERATION. PURCHASER SHALL THEN ELECT WHETHER TO CONSENT TO SUCH PROPOSED OPERATION, AND SELLER SHALL BE BOUND BY PURCHASER'S DECISION TO CONSENT OR NOT TO SUCH OPERATION.

         5.2 CASUALTY; INSURANCE. PURCHASER SHALL ASSUME THE RISK OF ANY CHANGE IN THE CONDITION OF THE SUBJECT PROPERTIES FROM THE EFFECTIVE DATE UNTIL CLOSING. SHOULD ANY OF THE WELLS BE DESTROYED, LOST OR CEASE TO PRODUCE BECAUSE OF BLOWOUT, FIRE, STORM, CASING COLLAPSE, ACT OF GOD OR OTHER CASUALTY PENDING THE CLOSING DATE, SUCH EVENT SHALL NOT CONSTITUTE A TITLE DEFECT, NOR SHALL PURCHASER BE RELIEVED OF ITS OBLIGATION TO CLOSE HEREUNDER; PROVIDED, HOWEVER, THAT PURCHASER SHALL BE ENTITLED TO RECEIVE AN ASSIGNMENT OF ANY INSURANCE CLAIMS OR CAUSES OF ACTION THAT SELLER MAY BE ENTITLED TO ASSERT OR PURSUE AGAINST INSURERS OR OPERATORS OR THIRD PARTIES AS A RESULT OF THE LATTER'S NEGLIGENCE.

         5.3 PERMISSIONS. PURCHASER SHALL OBTAIN ALL APPLICABLE LOCAL, STATE AND FEDERAL GOVERNMENTAL AND AGENCY PERMISSIONS, APPROVALS AND CONSENTS AS MAY BE REQUIRED TO CONSUMMATE THE SALE CONTEMPLATED HEREUNDER (EXCLUDING THOSE PERMISSIONS, APPROVALS, AND CONSENTS WHICH ARE CUSTOMARILY OBTAINED AFTER THE ASSIGNMENT OF AN OIL AND GAS LEASE OR INTEREST), INCLUDING BUT NOT LIMITED TO APPROVALS FROM THE MINERALS MANAGEMENT SERVICE, UNITED STATES DEPARTMENT OF THE INTERIOR.

                       VI. SELLER'S CONDITIONS OF CLOSING

         SELLER'S OBLIGATION TO CONSUMMATE THE TRANSACTION PROVIDED FOR HEREIN IS SUBJECT TO THE SATISFACTION OR WAIVER BY SELLER OF THE FOLLOWING CONDITIONS:

         6.1 REPRESENTATIONS. THE REPRESENTATIONS AND WARRANTIES OF PURCHASER CONTAINED IN ARTICLE IV SHALL BE TRUE AND CORRECT IN ALL MATERIAL RESPECTS ON THE CLOSING DATE AS IF MADE ON AND AS OF THAT DATE.

         6.2 PERFORMANCE. PURCHASER SHALL HAVE PERFORMED IN ALL MATERIAL RESPECTS THE OBLIGATIONS, COVENANTS AND AGREEMENTS HEREUNDER TO BE PERFORMED BY IT AT OR PRIOR TO THE CLOSING.

         6.3 PENDING MATTERS. NO SUIT, ACTION OR OTHER PROCEEDING BY A THIRD PARTY OR A GOVERNMENTAL AUTHORITY SHALL BE PENDING OR THREATENED THAT SEEKS SUBSTANTIAL DAMAGES FROM

SELLER IN CONNECTION WITH, OR SEEKS TO RESTRAIN, ENJOIN OR OTHERWISE PROHIBIT, CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

                     VII. PURCHASER'S CONDITIONS OF CLOSING

         PURCHASER'S OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY IS SUBJECT TO THE SATISFACTION OR WAIVER BY PURCHASER OF THE FOLLOWING
CONDITIONS:

         7.1 REPRESENTATIONS. THE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN ARTICLE III SHALL BE TRUE AND CORRECT IN ALL MATERIAL RESPECTS ON THE DATE OF CLOSING AS THOUGH MADE ON AND AS OF THAT DATE.

         7.2 PERFORMANCE. SELLER SHALL HAVE PERFORMED IN ALL MATERIAL RESPECTS THE OBLIGATIONS, COVENANTS AND AGREEMENTS HEREUNDER TO BE PERFORMED BY IT AT OR PRIOR TO THE CLOSING.

         7.3 PENDING MATTERS. NO SUIT, ACTION OR OTHER PROCEEDING BY A THIRD PARTY OR A GOVERNMENTAL AUTHORITY SHALL BE PENDING OR THREATENED THAT SEEKS SUBSTANTIAL DAMAGES FROM PURCHASER IN CONNECTION WITH, OR SEEKS TO RESTRAIN, ENJOIN OR OTHERWISE PROHIBIT, CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

         7.4 ACQUISITION OF OVERRIDING ROYALTY. PURCHASER SHALL HAVE ACQUIRED THE OVERRIDING ROYALTY OWNED BY FREEPORT-MCMORAN OIL AND GAS ROYALTY PARTNERSHIP ON TERMS AND CONDITIONS SATISFACTORY TO PURCHASER IN ITS SOLE DISCRETION.

         7.5 DISSOLUTION OF PARTNERSHIP. THE FREEPORT-MCMORAN OIL AND GAS ROYALTY PARTNERSHIP SHALL BE DISSOLVED AND THE INDEMNITY OF THE MANAGING GENERAL PARTNER THEREOF SHALL BE TERMINATED.

                                  VIII. CLOSING

         8.1 TIME AND PLACE OF CLOSING. IF THE CONDITIONS OF CLOSING HAVE BEEN SATISFIED OR WAIVED, PURCHASE AND SALE OF THE INTERESTS (THE "CLOSING") SHALL BE HELD AS SOON AS POSSIBLE BUT NOT LATER THAN THE CLOSING DATE AT SELLER'S COUNSEL'S OFFICES IN HOUSTON, TEXAS, OR OTHER MUTUALLY ACCEPTABLE LOCATION.

         8.2  CLOSING OBLIGATIONS. AT THE CLOSING:

         (a) SELLER SHALL EXECUTE, ACKNOWLEDGE AND DELIVER AN ASSIGNMENT AND BILL OF SALE TO CONVEY TITLE TO THE INTERESTS TO PURCHASER WITH SPECIAL LIMITED WARRANTY OF TITLE

                  (IN SUFFICIENT COUNTERPARTS TO FACILITATE RECORDING), IN THE FORMS ATTACHED AS EXHIBIT B.

         (b) SELLER SHALL EXECUTE AND DELIVER A RELEASE OF PURCHASER FROM ANY OBLIGATION WITH RESPECT TO THE EXCESS CLASS A COSTS FROM AND AFTER THE CLOSING DATE.

         (c) SELLER SHALL EXECUTE SUCH OTHER INSTRUMENTS AND TAKE SUCH OTHER ACTION AS MAY BE NECESSARY TO CARRY OUT ITS OBLIGATIONS UNDER THIS AGREEMENT;

         (d) PURCHASER SHALL PAY THE PURCHASE PRICE BY WIRE TRANSFER OF IMMEDIATELY AVAILABLE FEDERAL FUNDS;

         (e) PURCHASER SHALL EXECUTE, ACKNOWLEDGE AND ACCEPT THE ASSIGNMENT AND BILL OF SALE EXECUTED BY SELLER AND SHALL EXECUTE SUCH OTHER INSTRUMENTS AND TAKE SUCH OTHER ACTION AS MAY BE NECESSARY TO CARRY OUT ITS OBLIGATIONS UNDER THIS AGREEMENT;

         (f) SELLER AND PURCHASER SHALL, IF NEEDED, EXECUTE, ACKNOWLEDGE AND DELIVER TRANSFER ORDERS OR LETTERS IN LIEU THEREOF DIRECTING ALL PURCHASERS OF PRODUCTION TO MAKE PAYMENT TO PURCHASER OF PROCEEDS ATTRIBUTABLE TO THE INTERESTS;

         (g) IF SELLER SHALL BE RESPONSIBLE ON THE CLOSING DATE FOR DISBURSEMENT TO THIRD PARTIES OF PROCEEDS FROM PRODUCTION WITH RESPECT TO THE INTERESTS AND PURCHASER SHALL REQUIRE ADDITIONAL TIME AFTER THE CLOSING DATE TO ASSUME THIS RESPONSIBILITY IN ORDER TO AVOID ANY INTERRUPTION IN SUCH DISBURSEMENT AS THE RESULT OF SALE OF THE INTERESTS, SELLER AND PURCHASER SHALL ENTER INTO A MUTUALLY ACCEPTABLE LETTER AGREEMENT PROVIDING THAT SELLER SHALL RETAIN RESPONSIBILITY THEREFOR FOR A PERIOD NOT TO EXCEED NINETY (90) DAYS FROM THE FIRST DAY OF THE MONTH NEXT FOLLOWING THE MONTH IN WHICH THE CLOSING DATE OCCURS;

         (h) PURCHASER SHALL DELIVER TO SELLER CERTIFICATE(s) OF INSURANCE AS REQUIRED PURSUANT TO SECTION 9.4 HEREOF; AND

         (i) PURCHASER SHALL DELIVER TO SELLER THE OPINION OF PURCHASER'S COUNSEL AS REQUIRED PURSUANT TO SECTION 9.4 HEREOF.

                          IX. POST-CLOSING OBLIGATIONS

         9.1 RECEIPTS AND CREDITS. ALL MONIES, PROCEEDS, RECEIPTS, CREDITS AND INCOME ATTRIBUTABLE TO THE INTERESTS FOR ALL PERIODS OF TIME SUBSEQUENT TO THE EFFECTIVE DATE SHALL BE THE SOLE PROPERTY AND ENTITLEMENT OF THE PURCHASER, AND, TO THE EXTENT RECEIVED BY SELLER AFTER THE CLOSING, SELLER SHALL FULLY DISCLOSE, ACCOUNT FOR AND PROMPTLY TRANSMIT SAME TO PURCHASER. ALL MONIES, PROCEEDS, RECEIPTS AND INCOME ATTRIBUTABLE TO SELLER'S INTEREST IN THE PROPERTIES FOR ALL PERIODS OF TIME PRIOR TO THE EFFECTIVE DATE SHALL BE THE SOLE PROPERTY AND ENTITLEMENT OF SELLER, AND, TO THE EXTENT RECEIVED BY PURCHASER, PURCHASER SHALL FULLY DISCLOSE, PROMPTLY ACCOUNT FOR AND TRANSMIT SAME TO SELLER. ALL COSTS, EXPENSES, TAXES (SUBJECT TO ARTICLE XI) AND DISBURSEMENTS, ATTRIBUTABLE TO PERIODS OF TIME PRIOR TO THE EFFECTIVE DATE, REGARDLESS OF WHEN DUE OR PAYABLE, SHALL BE THE SOLE OBLIGATION OF SELLER, AND SELLER SHALL PROMPTLY PAY, OR IF PAID BY PURCHASER, PROMPTLY REIMBURSE PURCHASER FOR SAME. ALL COSTS, EXPENSES, TAXES (SUBJECT TO ARTICLE XI) AND DISBURSEMENTS, ATTRIBUTABLE TO PERIODS OF TIME SUBSEQUENT TO THE EFFECTIVE DATE, REGARDLESS OF WHEN DUE OR PAYABLE, SHALL BE THE SOLE OBLIGATION OF PURCHASER, AND IF PAID BY SELLER, SELLER SHALL BE PROMPTLY REIMBURSED BY PURCHASER. SELLER SHALL BE ENTITLED TO A CREDIT FOR AND REIMBURSEMENT IN AN AMOUNT EQUAL TO ANY AMOUNT RECEIVED BY PURCHASER AFTER CLOSING FOR ANY DELIVERY OR PERFORMANCE BY SELLER PRIOR TO THE EFFECTIVE DATE. ALL UNCOLLECTED ACCOUNTS RECEIVABLE ATTRIBUTABLE TO THE INTERESTS, AFTER THE EFFECTIVE DATE, SHALL BE ASSIGNED TO PURCHASER.

         TO THE EXTENT THE PROVISIONS OF THIS SECTION 9.1 MAY BE INTERPRETED TO CONFLICT WITH THE PROVISIONS OF SECTION 9.2 BELOW, THE PROVISIONS OF SECTION 9.2 SHALL BE DEEMED TO CONTROL.

         9.2  INDEMNITY.  IF CLOSING OCCURS:

         PURCHASER AGREES TO RELEASE, DEFEND, INDEMNIFY, AND HOLD SELLER, ITS RESPECTIVE AFFILIATED COMPANIES AND THE OFFICERS, DIRECTORS, AGENTS, REPRESENTATIVES AND EMPLOYEES OF EACH HARMLESS FROM ANY DAMAGES, EXPENSES (INCLUDING COURT COSTS AND ATTORNEY'S FEES), CIVIL FINES, PENALTIES AND OTHER COSTS AND LIABILITIES INCURRED AS A RESULT OF CLAIMS, DEMANDS, AND CAUSES OF ACTION NOT NOW KNOWN TO SELLER. AND MADE ON OR AFTER THE EFFECTIVE DATE AS A RESULT OF OWNERSHIP OR OPERATION OF, OR FOR ANY ACT OR OMISSION IN CONNECTION WITH , THE INTERESTS PURCHASED AND SOLD HEREUNDER, WHETHER BEFORE OR AFTER THE EFFECTIVE DATE OF THE PURCHASE AND SALE, BY PURCHASER, SELLER, OR OTHER PARTIES, OR FOR ANY ACT OR OMISSION BY PURCHASER OR BY SELLER UNDER ANY AGREEMENT ASSUMED BY PURCHASER, OR FOR ANY ACT OR OMISSION OF PURCHASER UNDER THIS AGREEMENT INCLUDING, BUT NOT LIMITED TO, CLAIMS, DEMANDS, AND CAUSES OF ACTION ASSERTED BY THIRD PARTIES, ANY LOCAL, STATE, OR FEDERAL GOVERNMENT, AGENCY OR BODY THEREOF, AND PERSONS HOLDING

RIGHTS UNDER ANY AGREEMENT ASSUMED BY PURCHASER FOR DEATH, INJURY, DAMAGE TO PROPERTY, OR FAILURE TO COMPLY WITH THE EXPRESS OR IMPLIED TERMS OF THIS AGREEMENT AND FOR ANY COSTS AND EXPENSES ARISING OUT OF, OR IN CONNECTION WITH, THE PLUGGING AND ABANDONING OF ANY WELLS, REMOVAL OR MODIFICATION (INCLUDING PIPELINES) AND RESTORATION OF THE OCEAN FLOOR SURFACE, REGARDLESS OF WHETHER THE OBLIGATION TO PLUG, REMOVE, MODIFY OR RESTORE AROSE PRIOR TO OR SUBSEQUENT TO THE EFFECTIVE DATE. PURCHASER'S INDEMNIFICATION OF SELLER SHALL EXTEND TO AND INCLUDE, WITHOUT LIMITATION, CLAIMS, CAUSES OF ACTION OR DEMANDS BASED ON (i) THE NEGLIGENCE OF PURCHASER, SELLER, OR THIRD PARTIES, WHETHER SUCH NEGLIGENCE IS ACTIVE OR PASSIVE, JOINT, CONCURRENT, OR SOLE, OR (ii) STRICT LIABILITY. THE FOREGOING INDEMNIFICATION SHALL NOT APPLY TO CLAIMS ASSERTED BY SELLER'S EMPLOYEES FOR INJURIES SUFFERED WITH RESPECT TO THE INTERESTS PRIOR TO THE EFFECTIVE DATE.

         PURCHASER UNDERSTANDS AND AGREES THAT THIS PURCHASE AND SALE IS MADE ON AN "AS IS, WHERE IS" BASIS, AND PURCHASER RELEASES SELLER FROM ANY LIABILITY WITH RESPECT TO THE INTERESTS BEING PURCHASED AND SOLD HEREUNDER WHETHER OR NOT CAUSED BY OR ATTRIBUTABLE TO SELLER'S NEGLIGENCE AND WHETHER OR NOT ARISING DURING THE PERIOD OF, OR FROM, OR IN CONNECTION WITH SELLER'S OWNERSHIP OF THE INTERESTS. WITHOUT LIMITING THE ABOVE, PURCHASER WAIVES ITS RIGHT TO RECOVER FROM SELLER AND FOREVER RELEASES AND DISCHARGES SELLER AND AGREES TO HOLD SELLER HARMLESS FROM ANY AND ALL DAMAGES, CLAIMS, LOSSES, LIABILITIES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS, AND EXPENSES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND COSTS), WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH THE PHYSICAL CONDITION OF THE SUBJECT PROPERTIES AND THE WELLS OR ANY LAW OR REGULATION APPLICABLE THERETO, INCLUDING, WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED (42 U.S.C. SECTIONS 9601 ET SEQ.), THE RESOURCES CONSERVATION AND RECOVERY ACT OF 1976 (42 U.S.C. SECTION 6901 ET SEQ.), THE CLEAN WATER ACT (33 U.S.C. SECTIONS 466 ET SEQ.). THE SAFE DRINKING WATER ACT (14 U.S.C. SECTIONS 1401-1450), THE HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. SECTIONS 1801 ET SEQ.), THE TOXIC SUBSTANCE CONTROL ACT (15 U.S.C. SECTIONS 2601-2629), THE

CLEAN AIR ACT (42 U.S.C. SECTION 7401 ET SEQ.) AS AMENDED, THE CLEAN AIR ACT AMENDMENTS OF 1990, AND ALL OTHER FEDERAL LAWS.

         PURCHASER, ITS SUCCESSORS AND ASSIGNS, HEREBY AGREE TO INDEMNIFY, HOLD HARMLESS, AND DEFEND SELLER, ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND REPRESENTATIVES SUCCESSORS AND ASSIGNS, FROM AND AGAINST ALL DAMAGES, LOSSES, CLAIMS, DEMANDS, AND CAUSES OF ACTION (INCLUDING BUT NOT LIMITED TO ANY CIVIL FINES, PENALTIES, EXPENSES, COSTS OF COSTS OF REMOVAL OR MODIFICATION OF FACILITIES ON THE LEASE ASSIGNED HEREUNDER, AND PLUGGING LIABILITIES FOR ANY AND ALL WELLS) BROUGHT BY ANY AND ALL PERSONS (INCLUDING BUT NOT LIMITED TO, PURCHASER'S AND SELLER'S EMPLOYEES, AGENTS, OR REPRESENTATIVES AND ANY PRIVATE CITIZENS, PERSONS, ORGANIZATIONS, AND ANY AGENCY, BRANCH OR REPRESENTATIVE OF FEDERAL, STATE, OR LOCAL GOVERNMENT), ON ACCOUNT OF ANY PERSONAL INJURY, DEATH, DAMAGE, DESTRUCTION, LOSS OF PROPERTY, OR CONTAMINATION OF NATURAL RESOURCE (INCLUDING SOIL, AIR, SURFACE WATER OR GROUND WATER) RESULTING FROM, ARISING OUT OF, CAUSED BY, OR CONNECTED WITH ANY ENVIRONMENTAL CONDITION OF THE INTEREST OR PROPERTY ON OR AFTER THE EFFECTIVE DATE OF THIS ASSIGNMENT, INCLUDING, BUT NOT LIMITED TO, THE PRESENCE, DISPOSAL, OR RELEASE OF ANY MATERIAL OF ANY KIND, IN, ON, OR UNDER THE PROPERTY OR OTHER PROPERTY (WHETHER NEIGHBORING OR OTHERWISE) OR CAUSED BY OR CONNECTED WITH ACTS OR OMISSIONS OF PURCHASER, ITS EMPLOYEES, REPRESENTATIVES, OR AGENTS WITH REGARD TO ITS USE, OWNERSHIP, OR OPERATION OF THE INTERESTS OR THE SUBJECT PROPERTIES. PURCHASER'S INDEMNIFICATION SHALL EXTEND TO AND INCLUDE, BUT NOT BE LIMITED TO (i) THE NEGLIGENCE OF PURCHASER, AND THIRD PARTIES, WHETHER SUCH NEGLIGENCE IS ACTIVE OR PASSIVE, JOINT, SOLE OR CONCURRENT, (ii) SELLER'S STRICT LIABILITY, AND (iii) SELLER'S LIABILITY OR OBLIGATIONS UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED (42 U.S.C. SECTIONS 9601 ET SEQ.), THE RESOURCES CONSERVATION AND RECOVERY ACT OF 1976 (42 U.S.C. SECTION 6901 ET SEQ.), THE CLEAN WATER ACT (33 U.S.C. SECTIONS 466 ET SEQ.). THE SAFE DRINKING WATER ACT (14 U.S.C. SECTIONS 1401-1450), THE HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. SECTIONS 1801 ET SEQ.), THE TOXIC SUBSTANCE CONTROL ACT (15 U.S.C. SECTIONS 2601-2629), THE CLEAN AIR ACT (42 U.S.C. SECTION 7401 ET SEQ.) AS AMENDED, THE CLEAN AIR ACT AMENDMENTS OF 1990, AND ALL OTHER FEDERAL LAWS. THIS INDEMNIFICATION SHALL BE IN ADDITION TO ANY OTHER INDEMNITY

PROVISIONS CONTAINED IN THIS AGREEMENT, AND IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT ANY TERMS OF THIS PROVISION SHALL CONTROL WITH REFERENCE TO ANY CONFLICTING OR CONTRADICTORY TERMS OR PROVISIONS CONTAINED IN THIS AGREEMENT.

         IT IS THE INTENTION OF THE PARTIES THAT PURCHASER'S INDEMNITY OF SELLER SHALL NOT EXTEND TO ANY CLAIMS, DEMANDS OR CAUSES OF ACTION KNOWN TO SELLER AS OF THE EFFECTIVE DATE.

         9.3. PLUGGING AND ABANDONMENT. PURCHASER RECOGNIZES AND SPECIFICALLY ASSUMES THE OBLIGATION TO PROPERLY PLUG AND ABANDON ANY AND ALL WELLS AND REMOVE ALL EQUIPMENT AND FACILITIES, INCLUDING, BUT NOT LIMITED TO, PIPELINES AND TREATMENT FACILITIES ASSOCIATED WITH THE SUBJECT PROPERTIES WHEN APPROPRIATE AND IN ACCORDANCE WITH THE RULES, REGULATIONS, AND REQUIREMENTS OF ANY GOVERNMENTAL AUTHORITY HAVING JURISDICTION THEREOF AND IN ACCORDANCE WITH ALL OBLIGATIONS, EXPRESS OR IMPLIED, IN ANY AGREEMENT ASSUMED BY PURCHASER. PURCHASER SHALL PAY ALL COSTS AND EXPENSES ASSOCIATED WITH ANY SUCH PLUGGING AND ABANDONING OR REMOVAL.

         9.4 INSURANCE; COUNSEL'S OPINION. AT THE CLOSING PURCHASER SHALL FURNISH (i) CERTIFICATE(S) OF INSURANCE NAMING SELLER AS AN ADDITIONAL INSURED ON ITS POLICY FOR AS LONG AS PURCHASER OWNS THE INTERESTS, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO SELLER, WITH RESPECT TO PURCHASER'S POST-CLOSING OBLIGATIONS AS SET FORTH IN SECTIONS 9.2 AND 9.3 HEREOF; AND (ii) THE OPINION OF PURCHASER'S COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO SELLER, WITH RESPECT TO PURCHASER'S POST-CLOSING OBLIGATIONS AS SET FORTH IN SECTION 9.3 HEREOF.

         9.5 FURTHER ASSURANCES. AFTER CLOSING, SELLER AND PURCHASER SHALL TAKE SUCH FURTHER ACTIONS AND TO EXECUTE, ACKNOWLEDGE AND DELIVER ALL SUCH FURTHER DOCUMENTS NECESSARY OR USEFUL IN CARRYING OUT THE PURPOSES OF THIS AGREEMENT OR ANY DOCUMENT DELIVERED PURSUANT HERETO.

                                 X. TERMINATION

         10.1 RIGHT OF TERMINATION. THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE TERMINATED AT ANY TIME AT OR PRIOR TO THE CLOSING:

         (a)      BY MUTUAL CONSENT OF THE PARTIES; OR

         (b) BY EITHER SELLER OR PURCHASER IF THE CONDITIONS PRECEDENT TO SUCH PARTY'S OBLIGATION TO CLOSE, AS SET FORTH IN ARTICLES VI AND VII HEREOF, RESPECTIVELY, SHALL NOT HAVE BEEN MET.

         10.2 EFFECT OF TERMINATION. IF TERMINATED PURSUANT TO THIS ARTICLE X, THIS AGREEMENT SHALL BECOME VOID AND OF NO FURTHER FORCE OR EFFECT; EACH PARTY SHALL BEAR ALONE ITS RESPECTIVE COSTS AND EXPENSES INCURRED PRIOR TO SUCH TERMINATION; AND NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY ACTUAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS. UPON TERMINATION OF THIS AGREEMENT PURSUANT TO THIS ARTICLE X, SELLER SHALL BE FREE TO IMMEDIATELY ENJOY ALL EXISTING RIGHTS OF OWNERSHIP OF THE INTERESTS AND SUBJECT PROPERTIES AND TO SELL, TRANSFER, ENCUMBER OR OTHERWISE DISPOSE OF THE INTERESTS TO ANY PARTY WITHOUT ANY RESTRICTIONS UNDER THIS AGREEMENT.

                                    XI. TAXES

         11.1 SALES TAXES. THE PURCHASE PRICE PROVIDED FOR HEREUNDER IS NET OF ANY SALES TAXES OR OTHER TRANSFER TAXES IN CONNECTION WITH THE SALE OF THE INTERESTS. PURCHASER SHALL BE LIABLE FOR ANY SALES TAX OR OTHER TRANSFER TAX, AS WELL AS ANY APPLICABLE CONVEYANCE, TRANSFER AND RECORDING FEES, AND REAL ESTATE TRANSFER STAMPS OR TAXES IMPOSED ON THE TRANSFER OF INTERESTS PURSUANT TO THIS AGREEMENT. PURCHASER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS SELLER WITH RESPECT TO THE PAYMENT OF ANY OF THOSE TAXES, INCLUDING ANY INTEREST OR PENALTIES ASSESSED THEREON.

         11.2 OTHER TAXES. ALL PRODUCTION, SEVERANCE, EXCISE, CONSERVATION FEES AND OTHER SUCH SIMILAR TAXES OR FEES (OTHER THAN INCOME TAXES) RELATING TO PRODUCTION OF SUBSTANCES ATTRIBUTABLE TO THE INTERESTS PRIOR TO THE EFFECTIVE DATE SHALL BE PAID BY SELLER, AND ALL SUCH TAXES RELATING TO SUCH PRODUCTION ON OR AFTER THE EFFECTIVE DATE SHALL BE PAID BY PURCHASER.

         11.3  COOPERATION.  EACH PARTY TO THIS AGREEMENT SHALL:

         (a) PROVIDE THE OTHER PARTY WITH REASONABLE ACCESS TO ALL RELEVANT DOCUMENTS, DATA AND OTHER INFORMATION WHICH MAY BE REQUIRED BY THE OTHER PARTY FOR THE PURPOSE OF PREPARING TAX RETURNS AND RESPONDING TO ANY AUDIT BY ANY TAXING JURISDICTION AND COOPERATE WITH ALL REASONABLE REQUESTS OF THE OTHER PARTY MADE IN CONNECTION WITH CONTESTING THE IMPOSITION OF TAXES; PROVIDED, HOWEVER, THAT NEITHER PARTY SHALL BE REQUIRED AT ANY TIME TO DISCLOSE TO THE OTHER PARTY ANY TAX RETURNS OR OTHER CONFIDENTIAL TAX INFORMATION; AND

         (b) COOPERATE WITH THE OTHER PARTY TO PROVIDE INFORMATION REQUIRED BY THE INTERNAL REVENUE SERVICE ON ASSET SALES AND ACQUISITIONS.

                  XII. INDEPENDENT INVESTIGATION AND DISCLAIMER

         12.1 PURCHASER ACKNOWLEDGES THAT IN MAKING THE DECISION TO ENTER INTO THIS AGREEMENT AND CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY, IT HAS RELIED SOLELY ON THE BASIS OF ITS OWN INDEPENDENT INVESTIGATION OF THE INTERESTS AND MATTERS RELATED THERETO AND UPON THE REPRESENTATIONS, WARRANTIES AND COVENANTS IN THIS AGREEMENT. ACCORDINGLY, PURCHASER ACKNOWLEDGES THAT SELLER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE, OR OTHERWISE RELATING TO (i) THE CONDITION OF THE INTERESTS OR THE SUBJECT PROPERTIES (INCLUDING WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS) AND (ii) ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED TO PURCHASER BY OR ON BEHALF OF SELLER (INCLUDING, WITHOUT LIMITATION, THE EXISTENCE OR EXTENT OF OIL, GAS OR OTHER MINERAL RESERVES, THE RECOVERABILITY OF OR THE COST OF RECOVERING ANY SUCH RESERVES, THE VALUE OF SUCH RESERVES, ANY PRODUCT PRICING ASSUMPTIONS, PRESENT OR PAST PRODUCTION RATES, COMPLIANCE WITH LEASE TERMS, THE CONDITION OF ANY WELL, AND THE ABILITY TO SELL OIL OR GAS PRODUCTION AFTER CLOSING); PROVIDED, HOWEVER, THAT THE FOREGOING DISCLAIMER AND NEGATION OF REPRESENTATIONS AND WARRANTIES SHALL NOT AFFECT OR IMPAIR THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN ARTICLE III HEREOF.

                               XIII. MISCELLANEOUS

         13.1 GOVERNING LAW. THIS AGREEMENT AND ALL ASSIGNMENTS AND OTHER INSTRUMENTS EXECUTED IN ACCORDANCE WITH IT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         13.2 DECEPTIVE TRADE PRACTICES ACT. IF APPLICABLE, PURCHASER EXPRESSLY WAIVES THE PROVISIONS OF CHAPTER XVII, SUBCHAPTER E, SECTIONS 17.41 THROUGH 17.63, INCLUSIVE (OTHER THAN SECTION 17.55a) VERNON'S TEXAS CODE ANNOTATED, BUSINESS AND COMMERCE CODE (THE "DECEPTIVE TRADE PRACTICES ACT").

         13.3 ENTIRE AGREEMENT. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDES ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES. NO SUPPLEMENT, AMENDMENT, ALTERATION, MODIFICATION, WAIVER OR TERMINATION OF THIS AGREEMENT SHALL BE BINDING UNLESS EXECUTED IN WRITING BY THE PARTIES HERETO.

         13.4 WAIVER. NO WAIVER OF ANY OF THE PROVISIONS OF THIS AGREEMENT SHALL BE DEEMED OR SHALL CONSTITUTE A WAIVER OF ANY OTHER PROVISIONS HEREOF (WHETHER OR NOT SIMILAR), NOR SHALL SUCH WAIVER CONSTITUTE A CONTINUING WAIVER UNLESS OTHERWISE EXPRESSLY PROVIDED.

         13.5 CAPTIONS. THE CAPTIONS IN THIS AGREEMENT ARE FOR CONVENIENCE ONLY AND SHALL NOT BE CONSIDERED A PART OF OR AFFECT THE CONSTRUCTION OR INTERPRETATION OF ANY PROVISION OF THIS AGREEMENT.

         13.6 NOTICES. ANY NOTICE PROVIDED OR PERMITTED TO BE GIVEN UNDER THIS AGREEMENT SHALL BE IN WRITING, AND MAY BE SERVED BY PERSONAL DELIVERY OR BY DEPOSITING SAME IN THE UNITED STATES MAIL, ADDRESSED TO THE PARTY TO BE NOTIFIED, POSTAGE PREPAID, AND REGISTERED OR CERTIFIED WITH A RETURN RECEIPT REQUESTED. NOTICE DEPOSITED IN THE MAIL IN THE MANNER HEREIN ABOVE DESCRIBED SHALL BE DEEMED TO HAVE BEEN GIVEN AND RECEIVED ON THE DATE OF THE DELIVERY AS SHOWN ON THE RETURN RECEIPT. NOTICE SERVED IN ANY OTHER MANNER SHALL BE DEEMED TO HAVE BEEN GIVEN AND RECEIVED ONLY IF AND WHEN ACTUALLY RECEIVED BY THE ADDRESSEE. FOR PURPOSES OF NOTICE, THE ADDRESSES OF THE PARTIES SHALL BE AS GIVEN IN THE PREAMBLE TO THIS AGREEMENT.

         EACH PARTY SHALL HAVE THE RIGHT, UPON GIVING TEN (10) DAYS' PRIOR NOTICE TO THE OTHER, IN THE MANNER HEREIN ABOVE PROVIDED, TO CHANGE ITS ADDRESS FOR PURPOSES OF NOTICE.

         13.7 EXPENSES. EXCEPT AS OTHERWISE PROVIDED HEREIN, EACH PARTY SHALL BE SOLELY RESPONSIBLE FOR ALL EXPENSES INCURRED BY IT IN CONNECTION WITH THIS TRANSACTION (INCLUDING, WITHOUT LIMITATION, FEES AND EXPENSES OF ITS OWN COUNSEL AND ACCOUNTANTS).

         13.8 SEVERABILITY. IF ANY TERM OR OTHER PROVISION OF THIS AGREEMENT IS HELD INVALID, ILLEGAL OR INCAPABLE OF BEING ENFORCED UNDER ANY RULE OF LAW, ALL OTHER CONDITIONS AND PROVISIONS OF THIS AGREEMENT SHALL NEVERTHELESS REMAIN IN FULL FORCE AND EFFECT SO LONG AS THE ECONOMIC OR LEGAL SUBSTANCE OF THE TRANSACTIONS CONTEMPLATED HEREBY IS NOT AFFECTED IN A MATERIALLY ADVERSE MANNER WITH RESPECT TO EITHER PARTY.

         13.9 PUBLICITY. SELLER AND PURCHASER SHALL CONSULT WITH EACH OTHER WITH REGARD TO ALL PUBLICITY AND OTHER RELEASES ISSUED AT OR PRIOR TO THE CLOSING CONCERNING THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND, EXCEPT AS REQUIRED BY APPLICABLE LAW OR THE APPLICABLE RULES OR REGULATIONS OF ANY GOVERNMENTAL BODY OR STOCK EXCHANGE, NEITHER PARTY SHALL ISSUE ANY PUBLICITY OR OTHER RELEASE WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER PARTY.

         13.10 CONSEQUENTIAL DAMAGES. THE PARTIES WAIVE ANY RIGHTS TO INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM A BREACH OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS.

         13.11 SURVIVAL. THE REPRESENTATIONS, WARRANTIES, COVENANTS AND OBLIGATIONS OF THE PARTIES UNDER ARTICLE III, ARTICLE IV, ARTICLE IX, ARTICLE XI, AND ARTICLE XII OF THIS AGREEMENT SHALL SURVIVE THE CLOSING.

         13.12 COUNTERPARTS. THIS AGREEMENT MAY BE EXECUTED IN ONE OR MORE COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED AN ORIGINAL, BUT ALL OF WHICH TOGETHER SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT.

         IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE DULY EXECUTED.

                                     SELLER:

                                     IMC GLOBAL INC.


                                     BY:     /s/ BRAD JAMES
                                        ---------------------------------------
                                            BRAD JAMES, CFO
WITNESSES:

-----------------------------

-----------------------------


                                     PURCHASER:

                                     TEXAS STANDARD OIL COMPANY

WITNESSES:

-----------------------------

-----------------------------

                                      BY:    /s/ TIMOTHY M. ROBERSON
                                         --------------------------------------
                                         TIMOTHY M. ROBERSON, PRESIDENT

                                   EXHIBIT A

                             WEST CAMERON BLOCK 498

An undivided 23.07693% interest in and to Oil and Gas lease No. OCS-G 3520 dated effective August 1, 1977, between the United States of America, as Lessor, and Transco Exploration Company et al., as Lessee, covering all of Block 498, West Cameron Area, South Addition, as shown on OCS Official Leasing Map, Louisiana Map No. 1B, containing 5,000 acres, more or less, subject to the following:

1. Offshore Operating Agreement dated August 1, 1977, between Transco Exploration Company, as Operator, and Freeport Oil Company, et al., as Non-Operators, as amended;

2. Unit Agreement for West Cameron Block 494 Unit dated September 1, 1979, between Transco Exploration Company, Freeport Oil Company et al., as amended;

3. Unit Operating Agreement, West Cameron Block 494 Unit, dated September 1, 1979, between Transco Exploration Company, as Operator, and Freeport Oil Company et al., as Non-Operators, as amended;

4. Gas Gathering Agreement dated effective January 1, 1998, between ANR Production Company, IMC Global, Inc. and Coastal Field Services Company;

5. Oil Transportation Agreement dated December 10, 1997, between Coastal states Trading, Inc. and Freeport-McMoRan Oil & Gas Co.; and

6.   Overriding Royalty Conveyance dated September 28, 1983, from
     McMoRan-Freeport Oil Company to McMoRan Oil & Gas Co.

Revenue Interests:
-------------------

     Lease:
     ------
     W.I.   23.07693%
     N.R.I. 19.23077%

     Block 494 Unit:
     ---------------
     W.I.   11.16647%
     N.R.I. 09.30538%

Facilities:
-----------

Platform "A" with 12 platform wells and associated equipment;
Platform "B" with 10 platform wells and associated equipment; and Platform "C" with 2 platform wells and associated equipment.

                              WEST DELTA BLOCK 34

An undivided 30% interest in and to Oil and Gas lease No. OCS-G 3414 dated effective January 1, 1977, between the United States of America, as Lessor, and Transco Exploration Company et al., as Lessee, covering the N 1/2 of Block 34, West Delta Area, as shown on OCS Official Leasing Map, Louisiana Map No. 8, containing 2,500 acres, more or less, subject to the following:

1. Offshore Operating Agreement dated January 3, 1977, between Transco Exploration Company, as Operator, and Freeport Oil Company, et al., as Non-Operators, as amended;

2.   Overriding Royalty Conveyance dated September 28, 1983, from
     McMoRan-Freeport Oil Company to McMoRan Oil & Gas Co.

Revenue Interests:
------------------

     Lease:
     ------
     W.I.    30.00%
     N.R.I.  25.00%

Facilities:
-----------

Platform "A" with 3 platform wells and 3 satellite wells with associated equipment, production facilities and flowlines;

                            HIGH ISLAND BLOCK A-552

An undivided 35% interest in and to Oil and Gas Lease No. OCS-G 3949 dated effective March 1, 1979, between the United States of America, as Lessor, and Transco Exploration Company et al., as Lessee, covering all of Block A-552, High Island Area, South Addition, as shown on OCS Official Leasing Map, Texas Map No. 7B, containing 5,760 acres, more or less, subject to the following:

1. Offshore Operating Agreement dated March 1, 1979, between Transco Exploration Company, as Operator, and Freeport Oil Company, et al., as Non-Operators, as amended;

2.   Overriding Royalty Conveyance dated September 28, 1983, from
     McMoRan-Freeport Oil Company to McMoRan Oil & Gas Co.

Revenue Interests:
------------------

     Lease:
     ------
     W.I.    35.00000%
     N.R.I.  29.16667%

     B-5ST and B-6 Wells Only:
     -------------------------
     O.R.R.I.  2.1875%

Facilities:
-----------

Platform "A" with 5 platform wells and associated equipment.

                                   EXHIBIT B

                           ASSIGNMENT & BILL OF SALE
                           -------------------------

          KNOW ALL MEN BY THESE PRESENTS that IMC Global, Inc. ("Assignor"), a Delaware corporation whose address is 100 South Saunders Road, Suite 300, Lake Forest, Illinois 60045-2581, for and in consideration of One Hundred Dollars ($100.00) and other good and valuable consideration, receipt of which is hereby acknowledged, does hereby SELL, ASSIGN, TRANSFER, GRANT, CONVEY and DELIVER unto Texas Standard Oil Company ("Assignee"), a Texas corporation whose mailing address is 6371 Richmond Ave., Suite 100, Houston, Texas 77057, the following described property (the "Interests"):

                             SEE ATTACHED EXHIBIT I

     TO HAVE AND TO HOLD the said property unto Assignee, its successors and assigns, forever. Assignor hereby agrees to warrant and forever defend all and singular the property to Assignee, its successors, and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by through or under Assignor, but not otherwise.

     Assignee hereby unconditionally assumes the terms, conditions and obligations of all applicable and valid agreements, joint operating agreements, oil and gas sales contracts, processing agreements, easements and rights-of-way, existing lease burdens (including, but not limited to, royalties or similar burdens and plugging and abandonment liabilities attributable to the Interests) and duties imposed on Assignor by governmental regulation including specifically and without limitation of the foregoing the agreements listed in the attached Exhibit I.

     ASSIGNOR UNDERSTANDS AND AGREES THAT THIS PURCHASE AND SALE IS MADE ON AN "AS IS, WHERE IS" BASIS, AND ASSIGNOR RELEASES ASSIGNEE FROM ANY LIABILITY WITH RESPECT TO THE INTERESTS BEING PURCHASED AND SOLD HEREUNDER WHETHER OR NOT CAUSED BY OR ATTRIBUTABLE TO ASSIGNEE'S NEGLIGENCE AND WHETHER OR NOT ARISING DURING THE PERIOD OF, OR FROM, OR IN CONNECTION WITH ASSIGNEE'S OWNERSHIP OF THE INTERESTS. WITHOUT LIMITING THE ABOVE, ASSIGNEE WAIVES ITS RIGHT TO RECOVER FROM ASSIGNOR AND FOREVER RELEASES AND DISCHARGES ASSIGNOR AND AGREES TO HOLD ASSIGNOR HARMLESS FROM ANY AND ALL DAMAGES, CLAIMS, LOSSES, LIABILITIES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS, AND EXPENSES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND COSTS), WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH THE PHYSICAL CONDITION OF THE SUBJECT PROPERTIES AND THE WELLS OR ANY LAW OR REGULATION APPLICABLE THERETO, INCLUDING, WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED (42 U.S.C. Sections 9601 et seq.), THE RESOURCES CONSERVATION AND RECOVERY ACT OF 1976 (42 U.S.C. SECTION 6901 et seq.), THE CLEAN WATER ACT (33 U.S.C. SECTIONS 466 et seq.). THE SAFE DRINKING WATER ACT (14 U.S.C. SECTIONS 1401-1450), THE HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. SECTIONS 1801 et seq.), THE TOXIC SUBSTANCE CONTROL ACT (15 U.S.C. SECTIONS 2601-2629), THE CLEAN AIR ACT (42 U.S.C. SECTION 7401 et seq.) AS AMENDED, THE CLEAN AIR ACT AMENDMENTS OF 1990, AND ALL OTHER FEDERAL LAWS.

     IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment effective as of 7:00 a.m., local time, January 1, 2001, on this _____ day of __________, 2001.

ASSIGNOR:                                     ASSIGNEE:

IMC GLOBAL, INC.                              TEXAS STANDARD OIL COMPANY


By:                                           By:
   ------------------------------                ------------------------------
Name:                                            Timothy M. Roberson
Title:                                           President


                                ACKNOWLEDGMENTS